Exhibit 10.16

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

(Common Stock)

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (the “Amendment”) is made and entered into as of April 21, 2010 by and among Excel Trust, Inc., a Maryland corporation (the “Company”), Gary B. Sabin (“Contributor”) and the entity or entities set forth on the signature page hereto (each a “Contributor Entity,” and for purposes of this Amendment the term “Contributor” shall include Mr. Sabin and the Contributor Entity, to the extent of Mr. Sabin’s equity interest therein). Capitalized terms used herein, but not otherwise defined, shall have the meaning set forth in the Contribution Agreement (as defined below).

RECITALS

Contributor and the Company entered into that certain Contribution Agreement dated as of December 24, 2009 (the “Contribution Agreement”) with respect to the contribution of the properties referred to as Five Forks Place, Newport Towne Center and Red Rock Commons by Contributor to the Company in exchange for cash and/or shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and deem it to be in their respective best interests to amend the Contribution Agreement as provided below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

Section 1. Exhibit A. Contributor and the Company agree that Exhibit A to the Contribution Agreement shall be amended and restated as follows:

CONTRIBUTOR’S PARTICIPATING ENTITY INTERESTS

Participating Entity	Properties to be Contributed by the Participating Entity	Participating Entity Consideration (Specify Amount of Common Stock or Cash)
Five Forks GS, LLC	Five Forks Place	167,962 Shares of Common Stock
Excel Realty Holdings, LLC	Newport Towne Center (1)	16,349 Shares of Common Stock
Red Boulder, LLC	Red Rock Commons	132,643 Shares of Common Stock
Total Contributor Consideration		316,954 Shares of Common Stock

(1)	This contribution shall be effected by means of a Direct Contribution of the Property or a Division of the Participating Entity to facilitate the contribution, but shall not be a contribution of all of the Participating Entity Interests in the Participating Entity.

Section 2. Full Force and Effect. Except as amended hereby, the terms and provisions of the Contribution Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.

Section 3. Miscellaneous. This Amendment shall be governed and construed on the same basis as the Contribution Agreement, as set forth therein. This Amendment may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“COMPANY”

Excel Trust, Inc., a Maryland corporation

By:	/s/ Spencer G. Plumb
Name:	Spencer G. Plumb
Title:	President and Chief Operating Officer

“CONTRIBUTOR”

/s/ Gary B. Sabin
Gary B. Sabin

Gary B. Sabin Family Trust dated May 20, 1982

/s/ Gary B. Sabin
Gary B. Sabin, Trustee

Excel Realty Holdings, LLC a California limited liability company

By: Gary B. Sabin Family Trust dated May 20, 1982, sole member

By:	/s/ Gary B. Sabin
Name:	Gary B. Sabin, Trustee